Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations – USA (510) 713-4430

Nancy Morrison, Corporate Communications – USA (510) 713-4948

Laura Scorza, Sr. Public Relations Manager – Europe +41-(0) 21-863-5336

Logitech Receives Expected Nasdaq Notice Related to Delay in 10-K Filing

NEWARK, Calif. — June 4, 2014 and LAUSANNE, June 5, 2014 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced that, as expected, the Company received a standard notice from Nasdaq stating that Logitech is not in compliance with the Nasdaq listing rule that requires timely filing of reports with the U.S. Securities and Exchange Commission – Rule 5250(c)(1). The June 3, 2014 letter was sent as a result of Logitech’s delay in filing its FY 2014 10-K for the year ended March 31, 2014, which the Company announced on May 21, 2014.

The Nasdaq notice has no immediate effect on the listing or trading of Logitech’s common stock on the Nasdaq Global Select Market. Under the Nasdaq rules, the Company has 60 days to submit a plan to regain compliance. If the plan is accepted, Logitech could be granted up to 180 days from the 10-K’s due date to regain compliance. The Company expects to submit a plan to regain compliance within the timeline prescribed by Nasdaq.

Logitech plans to file its 10-K as soon as possible, following the completion of an investigation of certain accounting matters related to the Company’s previously issued financial statements, and related work necessary to file the 10-K.

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

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This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: Logitech’s plans and timing to file the 10-K and to regain compliance under the Nasdaq listing rules. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-

Logitech Receives Expected Nasdaq Notice Related to Delay in 10-K Filing – Page 2

looking statements, including, without limitation: the timing and results of the independent investigation and accounting issues discussed in the May 21, 2014 press release; whether a restatement of financial results will be required for those or other accounting issues for any period; if Logitech is unable to satisfy regulatory requirements relating to internal controls or if our internal control over financial reporting is not effective; if Nasdaq does not accept Logitech’s compliance plan or otherwise adversely affects the listing or trading of Logitech’s shares; the effect on Logitech’s business, share price and volatility as a result of the accounting issues or the reactions to such events by customers, suppliers or investors. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013 and our Amended Annual Report on Form 10-K/A for the fiscal year ended March 31, 2013, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)